UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

CDW CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WE MAKE TECHNOLOGY WORK SO PEOPLE CAN

DO GREAT THINGS

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

“Our role as a trusted, strategic partner to our customers is more important now than ever. We will continue to be our customers’ partner of choice as we make technology work so people can do great things.”

Dear Fellow Stockholder,

The past two extraordinary years changed our world, our business and our lives. In the blink of an eye, organizations of all types and sizes were forced to dramatically and rapidly change how they operate. To change how and where they worked, learned, connected and served their customers, communities and stakeholders. Throughout these two extraordinary years there was one constant – our unwavering dedication to meet rapidly evolving customer needs with speed, agility and skill to deliver the outcomes our more than 250,000 customers around the globe turned to us to provide, which fueled another year of record results and market outperformance for CDW.

While the past two years have been challenging, they also highlight the boundless opportunity that lies ahead for CDW. If the pandemic has shown us anything, it is that technology is essential to all sectors of our economy and will play an increasingly important role in the years ahead. Our role as a trusted, strategic partner to our customers is more important now than ever. We will continue to be our customers’ partner of choice as we make technology work so people can do great things.

Annual Meeting Invitation

On behalf of our Board of Directors, I would like to invite you to CDW’s 2022 Annual Meeting of Stockholders. The meeting will be held virtually on Thursday, May 19, 2022, at 7:30 a.m. CDT at www.virtualshareholdermeeting.com/CDW2022. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone, or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented. For more information on CDW and to take advantage of our many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com. Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy
President and Chief Executive Officer
April 7, 2022

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When:

THURSDAY, MAY 19, 2022

7:30 a.m. CDT

Where:

Live webcast online at
www.virtualshareholdermeeting.com/CDW2022

REVIEW YOUR PROXY STATEMENT AND VOTE IN ADVANCE OF THE ANNUAL MEETING IN ONE OF FOUR WAYS:

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY TELEPHONE Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)

BY MAILING YOUR PROXY CARD Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

BY INTERNET USING YOUR TABLET OR SMARTPHONE Scan this QR code 24/7 to vote with your mobile device (may require free software)

Please refer to the enclosed proxy materials or the information forwarded by your broker, bank, or other holder of record to see which voting methods are available to you.
NOTICE
of Annual Meeting of Stockholders

WE ARE PLEASED TO INVITE YOU TO THE CDW CORPORATION ANNUAL MEETING OF STOCKHOLDERS.

Items of business:

1.	To elect the ten director nominees named in this proxy statement for a term expiring at the 2023 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022;
4.	To consider and act upon the stockholder proposal, if properly presented at the Annual Meeting, regarding shareholder right to act by written consent; and
5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

Holders of our common stock at the close of business on March 23, 2022 are entitled to notice of, and to vote at, the Annual Meeting.

HOW TO VOTE

Your vote is important to us. Please see "Voting Information" on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 7, 2022.

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ATTENDING THE VIRTUAL ANNUAL MEETING

Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, coworkers and representatives, the Board of Directors has determined that it is prudent to hold this year’s Annual Meeting in a virtual-only format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2022, but you will not be able to vote during the meeting or ask questions.

By Order of the Board of Directors,

Frederick J. Kulevich
Senior Vice President, General Counsel
and Corporate Secretary
April 7, 2022

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2022:

The proxy materials relating to our 2022 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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Voting Information

Who is Eligible to Vote

You are entitled to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 23, 2022, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

Proposal	Topic	More Information	Board Recommendation
Proposal 1	Election of Directors	Page 21	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 31	FOR
Proposal 3	Ratification of Selection of Independent Registered Public Accounting Firm	Page 54	FOR
Proposal 4	Stockholder Proposal Regarding Shareholder Right to Act by Written Consent	Page 57	AGAINST

Virtual Annual Meeting

The Annual Meeting will be held via live audio webcast on Thursday, May 19, 2022, at 7:30 a.m. CDT, in a virtual-only meeting format. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 23, 2022, the record date. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2022, but you will not be able to vote during the meeting or ask questions.

Voting in Advance of the Annual Meeting

Even if you plan to attend our virtual Annual Meeting via webcast, please read this proxy statement with care and vote right away as described in the Notice on p. 2 of this proxy statement. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

Voting at the Annual Meeting

You may vote electronically via webcast at the Annual Meeting by following the instructions available on the meeting website.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 60 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2021 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.This proxy statement also contains forward-looking statements; see Appendix B for more information.

Business Overview

We are a leading multi-brand provider of information technology (“IT”) solutions to over 250,000 small, medium and large business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada. We are a Fortune 500 company and member of the S&P 500 Index with approximately 13,900 coworkers. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise, hybrid and cloud capabilities across hybrid infrastructure, digital experience and security.

We are vendor, technology, and consumption model “agnostic,” with a solutions portfolio including more than 100,000 products and services from more than 1,000 leading and emerging brands. Our solutions are delivered in physical, virtual, and cloud-based environments through approximately 9,900 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. We are a leading sales channel partner for many original equipment manufacturers, software publishers and cloud providers (collectively, our “vendor partners”), whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise, and extensive customer access.

We simplify the complexities of technology across design, selection, procurement, integration and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT resources. Our multi-brand offering approach enables us to identify the products or combination of products from our vendor partners that best address each customer’s specific IT requirements.

We have capabilities to provide integrated IT solutions in more than 150 countries for customers with primary locations in the US, UK, and Canada, which are large and growing markets. According to the International Data Corporation, the total US, UK, and Canadian IT market generated approximately $1.2 trillion in sales in 2021.

We believe our addressable markets in the US, UK and Canada represent approximately $400 billion in sales in 2021. These are highly fragmented markets served by thousands of IT resellers and solutions providers. We believe that demand for IT will continue to outpace general economic growth in the markets we serve fueled by new technologies, including hybrid and cloud computing, virtualization and mobility as well as growing end-user demand for security, efficiency and productivity.

As we have evolved with the IT market, we have built an organization with significant scale, reach, and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our broad and deep solutions portfolio, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

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Our Business Performance

2021 Business Highlights

Our 2021 performance demonstrated the power of our business model with balance across our customer end-markets and our product and solutions portfolio, and reinforced the strength of our strategy.

*	Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2021:

•	First, our balanced portfolio of customer end-markets, including three US reportable segments - Corporate, Small Business and Public, which is comprised of government, education and healthcare customer channels – and our UK and Canada operations. The diversity of our customer end-markets serves us well when macro or other external challenges impact various industries and customers differently. This was the case over the past two years as customers across our diverse end-markets experienced the impact of COVID-19 differently. In 2020, Public customer spend offset Corporate, Small Business and Other declines and consolidated net sales increased 2.4%. In 2021, consolidated net sales grew 12.7% driven by strong Corporate, Small Business and Other growth of 19.5%, 33.9% and 24.0%, respectively, which more than offset flat Public growth of 0.6%.
•	Second, the breadth of our product and solutions portfolio of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well-positioned to meet our customers’ needs and pivot quickly to trends in customer demand. This was especially important over the past two years as customers’ responses to COVID-19 demonstrated that technology is essential to all sectors of the economy and will play an increasingly important role in the years ahead. In 2020, customers prioritized remote enablement and continuity. In 2021, while work and learn from home enablement remained key priorities, customers reprioritized investments to strengthen and secure infrastructure, platforms and end points. We helped our customers smartly deploy their IT resources, navigate through interconnected and complex solutions, and adopt modern software and infrastructure patterns and practices whether on-premise, hybrid or in the cloud. Our performance reflected the success of past investments, especially in cloud and security, and our ability to help our customers across the full IT solutions stack and lifecycle.
•	Third, we continued to make excellent progress against our three-part strategy for growth: (1) to acquire new customers and capture share, (2) to enhance our solutions capabilities and (3) to expand our services capabilities. The combination of these three interconnected pillars, with our scope and scale, creates powerful differentiation in the market. We benefited from our strong competitive advantages and value proposition in 2021. Customers turned to CDW as a trusted advisor to help with some of their toughest challenges and to leverage our extensive logistical and distribution capabilities in a supply constrained market. We continued to invest in high-growth solutions and services capabilities, including three acquisitions – Amplified IT, a leading education-focused consultancy and Google Premium education partner, Focal Point, a leading provider of cybersecurity services, and Sirius Computer Solutions (“Sirius”), a leading provider of secure, mission-critical technology-based solutions. We remain confident that we have the right strategy to best serve our customers, optimize our productivity and enhance our competitive position.

We also made progress against our four 2021 capital allocation priorities. These priorities are designed to provide stockholders with a balance between receiving short-term capital returns and long-term value creation by providing us with the flexibility required to execute our long-term growth strategy.

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2021 CAPITAL ALLOCATION PRIORITIES

PRIORITIES	OBJECTIVES	ACTIONS

Increase Dividends Annually	Target ~25% payout of Non-GAAP net income; grow in line with earnings	25% increase to $2.00/share annually

Maintain Net Leverage Ratio(1)	~2.5 to 3.0 times net leverage ratio	Ended 2021 at 3.4 times(2)

Supplement Organic Growth with M&A	Expand CDW’s strategic capabilities	Completed 3 acquisitions in 2021, including Sirius for $2.5 billion

Return Excess Free Cash Flow after Dividends & M&A Through Share Repurchases	Offset to incentive plan dilution and to supplement earnings per share growth	$1.5 billion in share repurchases in 2021
(1)	Defined as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to trailing twelve months Non-GAAP operating income plus depreciation and amortization in selling, general and administrative expenses (excluding amortization expenses for acquisition-related intangible assets).
(2)	The Net Leverage Ratio of 3.4 times is above the targeted range of 2.5 to 3.0 times as a result of CDW issuing $2.5 billion of senior notes on December 1, 2021, to fund the acquisition of Sirius. CDW expects to be within its net leverage target range by the end of 2022.

For further details about our performance in 2021, please see the Company’s 2021 Annual Report on Form 10-K.

Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced the S&P 500 Index and our 2021 revised compensation peer group, and we have returned $4.4 billion to shareholders through dividends and share repurchases.

(1)	The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2016 through market close on December 31, 2021, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index and our 2021 revised compensation peer group set forth in the “Compensation Discussion and Analysis — Comparison to Relevant Peer Group” section of this proxy statement.

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Corporate Governance Highlights

   Independent Chairman

   Annual election of all directors

   All of our directors, other than our President and Chief Executive Officer, are independent and the independent directors regularly meet in executive session

   100% independent Audit, Compensation and Nominating and Corporate Governance Committees

   Four of our Audit Committee members qualify as “audit committee financial experts” under SEC rules

   12 year Board term limit to promote Board refreshment

   Proxy access right

   Majority vote to elect directors with resignation policy

   Restrictions on other board service by directors

   Annual Board and Audit, Compensation and Nominating and Corporate Governance Committee evaluations

   No supermajority vote requirements

   No stockholder rights plan or poison pill

Director Nominee Highlights

Our Board strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the expertise to ensure effective oversight.

KEY DIRECTOR SKILLS
Technology/Digital Solutions	Operations	International
Vertical Markets (e.g., Healthcare, Public Sector)	Distribution	Cybersecurity Oversight at Board Level
Strategic Planning/Leadership of Complex Organizations	Finance	Capital Market Transactions
Board Practices of Major Corporations	Sales and Marketing	Legal

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Board Nominees

The chart below provides summary information regarding each of our current directors standing for re-election at the Annual Meeting.

Name & Professional Background	Age	Director Since(1)	Independent	Committee Memberships	Other Public Company Boards
Virginia C. Addicott Retired President & Chief Executive Officer, FedEx Custom Critical	58	2016		• Audit (Chair) • Nominating & Corporate Governance	1
James A. Bell Retired Executive Vice President, Corporate President & Chief Financial Officer, The Boeing Company	73	2015		• Audit • Nominating & Corporate Governance	1
Lynda M. Clarizio Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC	61	2015		• Compensation • Nominating & Corporate Governance	3
Paul J. Finnegan Co-Chief Executive Officer, Madison Dearborn Partners, LLC	69	2011		• Compensation • Nominating & Corporate Governance	—
Anthony R. Foxx Former United States Secretary of Transportation	50	2021		• Audit • Nominating & Corporate Governance	3
Christine A. Leahy President & Chief Executive Officer, CDW Corporation	57	2019	–	–	1
Sanjay Mehrotra President & Chief Executive Officer, Micron Technology, Inc.	63	2021		• Compensation • Nominating & Corporate Governance	1
David W. Nelms (Independent Chairman) Retired Chairman & Chief Executive Officer, Discover Financial Services, Inc.	61	2014		• Audit • Nominating & Corporate Governance (Chair)	—
Joseph R. Swedish Retired Chairman, President & Chief Executive Officer, Anthem, Inc.	70	2015		• Compensation (Chair) • Nominating & Corporate Governance	3
Donna F. Zarcone Retired President & Chief Executive Officer, The Economic Club of Chicago	64	2011		• Audit • Nominating & Corporate Governance	1
(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.

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Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart, in 2021, approximately 88% of the target compensation of our President and Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

OUR EXECUTIVE COMPENSATION PRACTICES

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at the competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote
Limited perquisites
Annual equity awards are granted following the release of the Company’s annual earnings report
We do not have tax gross-ups*
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

*	Excludes tax reimbursements made to Mr. Kebo in connection with an expatriate assignment prior to his appointment as an executive officer, consistent with the Company’s practices for expatriate assignments, and tax reimbursements with respect to customary executive relocation benefits received by Ms. Chawla.

Extensive information regarding our executive compensation program in place for 2021 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

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2021 Say-on-Pay Vote

Stockholders continued to show strong support of our executive compensation program, with approval by approximately 95% of the votes cast for the Company’s say-on-pay vote at our 2021 Annual Meeting of Stockholders and, since our initial public offering in 2013 (“IPO”), our stockholders have overwhelmingly supported our executive compensation program, with an average approval of 97% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO.

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Corporate Governance

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. Our Company is governed by our Board of Directors (“Board of Directors” or “Board”). The Board is responsible for providing oversight of the strategic and operational direction of the Company and supporting the Company’s long-term interests.

To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on the Governance section of our Investor Relations website at investor.cdw.com. These documents and any other information available on our website are not part of, or incorporated by reference into, this proxy statement.

Corporate Governance Highlights

Independent Chairman. David W. Nelms serves as our independent Chairman of the Board.
Annual Election of Directors. All directors are elected annually.
Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our President and Chief Executive Officer. The independent members of our Board of Directors regularly meet in executive session.
Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.
Audit Committee Financial Experts. Four members of our Audit Committee qualify as “audit committee financial experts” as defined under U.S. Securities and Exchange Commission (“SEC”) rules.
Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 12 years of service on our Board of Directors, absent special circumstances.
Proxy Access. Our Amended and Restated Bylaws (“Bylaws”) permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.
Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.
Restrictions on Other Board Service. Our Corporate Governance Guidelines restrict the number of public company boards on which our directors may serve. A director who is currently an executive officer of a public company may serve on a total of 2 public company boards (including our Board) and a director who is not currently an executive officer of a public company may serve on a total of 4 public company boards (including our Board).
Annual Board and Committee Evaluations. Our Chairman leads the annual Board evaluation process by conducting a one-on-one interview with each director to obtain feedback on and discuss Board performance and effectiveness. The results are then discussed by the Nominating and Corporate Governance Committee, which consists of all of our independent directors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees also conducts an annual self-evaluation to discuss Committee performance and effectiveness.
No Supermajority Vote Requirements. In 2021, the Board received stockholder approval to eliminate all supermajority voting provisions from our Sixth Restated Certificate of Incorporation (“Certificate of Incorporation”). Our Certificate of Incorporation and Bylaws may now be amended by the affirmative vote of a majority of the Company’s outstanding common stock.
No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

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Environmental, Social and Governance

At CDW, we make technology work so people can do great things.

This spirit also drives our commitment to making progress in every area of our Environmental, Social and Governance journey.
We operate our business in a responsible manner and are dedicated to making a positive impact for all our stakeholders and the world we share with them.

We are committed to implementation of a proactive Environmental, Social and Governance (“ESG”) agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. The Nominating and Corporate Governance Committee of our Board of Directors has oversight responsibility for CDW’s ESG programs and policies.

In April 2022, we published our 2021 ESG report and our second annual disclosures under the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) frameworks. Our ESG report and other disclosures demonstrate our commitment to ESG and our progress, and are available on the ESG section of our website at cdw.com/esg.

OUR COMMITMENT TO ESG IN ACTION – 2021
Sustainable and Socially Responsible Technology	We continued to increase our sales of environmentally certified products; expanded our participation in electronics recycling programs; were actively involved in the “technology for good” movement; and continued to serve social good sectors such as education, healthcare and government.
Diversity, Equity and Inclusion	We continued to execute on our broad-based ESG commitment to diversity, equity and inclusion (“DEI”) – covering who we are and how we work, how we grow, and how we do business. Our 2021 progress included: developing additional programs and partnerships to enable us to further identify, recruit and nurture diverse talent for all levels of our organization; continuing to elevate our business diversity program, which includes our multibillion-dollar spend with small and diverse businesses as a member of the Billion Dollar Roundtable; and developing our new Social Impact strategy to focus on achieving digital equity and closing the digital divide in schools and communities.
Stakeholder Engagement	We expanded ESG discussions with our investors about their areas of interest and our priorities and progress. We engaged with customers in multiple ways – helping them select from a wide variety of environmentally certified products, offering a comprehensive suite of cybersecurity solutions and supporting their supplier diversity commitments, and working together to address community and societal needs. We engaged our key vendor partners to learn more about their ESG efforts, educate them on how CDW strives to make an impact, and discuss ways we can work together on ESG-related activities. Our coworkers continued to be highly engaged through our culture of inclusion and belonging, participation in our Business Resource Groups, community involvement, and numerous training and leadership development opportunities.

Ultimately, our ESG impact is made possible by continuing to drive our financial performance and shareholder value. Our demonstrated ability in sustaining a successful business is a key contributor to our continued ESG progress.

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Recognitions

Workplace Awards	DEI Awards	Business Diversity Awards

America’s Best Employers 2022
By Forbes

World’s Best Employers 2021
By Forbes

2022 Best Places to Work
By Glassdoor

100 Best Large Companies to Work for 2022
By Built In

100 Best Places to Work in IT 2021
By InsiderPro/ComputerWorld

2022 Best Places to Work for LGBTQ+ Equality, 100% Corporate Equality Index
By Human Rights Campaign

Best Companies for Women 2021
By Fairygodboss

Best Technology Companies for Women 2021
By Fairygodboss

2021 Best Place to Work for Disability Inclusion
By Disability Equality Index

Best for Vets 2021 Employer (Gold designation)
By Military Times

2022 Military Friendly Companies (Silver designation)
By Military Friendly

Best of the Best Top Veteran-Friendly Companies 2021
By U.S. Veterans Magazine

America’s Best Employers for Veterans 2021
By Forbes

Billion Dollar Roundtable

Best of the Best Supplier Diversity Program 2021
By U.S. Veterans Magazine

Best of the Best Supplier Diversity Program 2021
By Professional Woman’s Magazine

Best of the Best Supplier Diversity Program 2021
By Black EOE Journal

Best of the Best Supplier Diversity Program 2021
By HISPANIC Network Magazine

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors, other than our President and Chief Executive Officer, Christine A. Leahy, and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of Nasdaq.

Board of Directors Leadership Structure

Christine A. Leahy currently serves as our President and Chief Executive Officer and David W. Nelms serves as our non-executive Chairman. The Board presently believes that separating the roles of Chairman and Chief Executive Officer aids in the Board’s oversight responsibility. However, the Board does not believe that a single leadership structure is right for all companies at all times, so the Board periodically reviews its leadership structure to determine, based on the circumstances at such time, what leadership structure would be most appropriate.

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and our annual meetings of stockholders.

In 2021, the Board held five meetings. In 2021, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, each of our directors attended our 2021 Annual Meeting of Stockholders.

Board Committees

Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on the Governance section of our Investor Relations website at investor.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee Chairperson: Virginia C. Addicott

Other Members of the Committee: James A. Bell, Anthony R. Foxx, David W. Nelms, Donna F. Zarcone

Meetings Held in 2021: 8

Primary Responsibilities:

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function (internal audit); and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each of the Chair, Ms. Addicott, Messrs. Bell and Nelms and Ms. Zarcone as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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Compensation Committee Chairperson: Joseph R. Swedish

Other Members of the Committee: Lynda M. Clarizio, Paul J. Finnegan, Sanjay Mehrotra

Meetings Held in 2021: 6

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Independence: Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

Nominating and Corporate Governance Committee Chairperson: David W. Nelms

Other Members of the Committee: Virginia C. Addicott, James A. Bell, Lynda M. Clarizio, Paul J. Finnegan, Anthony R. Foxx, Sanjay Mehrotra, Joseph R. Swedish, Donna F. Zarcone

Meetings Held in 2021: 4

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) evaluating potential nominees for our Board of Directors recommended by our stockholders and maintaining procedures for the submission of stockholder nominees; (3) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (4) identifying best practices and recommending corporate governance principles; (5) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (6) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (7) reviewing and approving the compensation of our directors; (8) setting performance goals for and reviewing the performance of our chief executive officer; (9) overseeing our ESG programs and policies; and (10) executive succession planning.

Independence: Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

Oversight of Strategy

One of the primary responsibilities of the Board is to oversee management’s development and execution of the Company’s long-term strategy. Strategy is a recurring topic of discussion at Board meetings, with periodic additional in-depth strategic planning sessions. Discussions on strategy include updates on the ongoing strategic planning process, progress against various strategic initiatives, the competitive landscape and potential risks to the Company’s long-term strategy.

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Oversight of Risk

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialogue at the senior management and Board levels to proactively identify and manage enterprise risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats. In addition, management provides regular updates to the full Board and/or the Audit Committee relating to newly-identified and evolving high priority risks, such as those presented by the COVID-19 pandemic.

Oversight of ESG

We are committed to implementation of a proactive ESG agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. Our Nominating and Corporate Governance Committee has oversight responsibility for CDW’s ESG programs and policies. See the “Environmental, Social and Governance” section of this proxy statement for more information regarding our ESG efforts.

Oversight of Human Capital Management

Cultivating a welcoming work environment and inclusive culture that allows all coworkers to feel a sense of belonging, be valued and have the confidence to do great things is fundamental to CDW. We’re a unified team of diverse perspectives, driven by our desire to succeed together. Our Board understands the importance of our inclusive, performance-driven culture to our ongoing success and is actively engaged with our President and Chief Executive Officer and our Chief Coworker Services Officer and Senior Vice President, Coworker Services across a broad range of human capital management topics. On an annual basis, the Board reviews the results of our annual talent review process and succession plans for our President and Chief Executive Officer and our other executive officers. In addition, talent strategy is regularly discussed with the Board, including culture, diversity and inclusion, recruiting, retention, engagement and talent development. The Compensation Committee also annually reviews compensation trends and developments and the results of a review of risks of our compensation practices and policies.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, that is applicable to all of our coworkers and directors. A copy of this code is available on the Governance section of our Investor Relations website at investor.cdw.com. Within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

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Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices. We conducted an assessment of the risks associated with our compensation policies and practices, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees or any individual director may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at our principal executive offices at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature. In addition, when appropriate, the Chairman of the Board is available for engagement with stockholders.

Compensation Committee Interlocks and Insider Participation

During some or all of 2021, our Compensation Committee consisted of Steven W. Alesio, Barry K. Allen, Lynda M. Clarizio, Paul J. Finnegan, Sanjay Mehrotra and Joseph R. Swedish. No member of the Compensation Committee was, during 2021 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2021, there were no compensation committee interlocks required to be disclosed.

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Related Person Transactions

Related Person Transactions Approval/ Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

The son of Elizabeth H. Connelly, our Chief Human Resources Officer and Senior Vice President, Coworker Services, is an Account Manager (sales coworker) at the Company. In 2021, Mr. Connelly had total compensation, including salary, commissions, bonuses and sales incentives, of approximately $260,000 and was eligible to participate in Company benefit plans available to similarly situated coworkers. There have been no other transactions since January 1, 2021 for which disclosure under Item 404(a) of Regulation S-K is required.

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PROPOSAL 1

Election of Directors

Under our Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board presently consists of ten directors. The terms of all of our directors expire on the date of the 2022 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2023 Annual Meeting of Stockholders must be received no earlier than January 19, 2023 and no later than February 18, 2023. See “Stockholder Proposals for the 2023 Annual Meeting” for additional information regarding the process for submitting nominations.

Our Bylaws also permit qualified stockholders, or groups of up to 20 stockholders, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. Notice of a proxy access nomination must be received no earlier than November 8, 2022 and no later than December 8, 2022. See “Stockholder Proposals for the 2023 Annual Meeting” for additional information regarding including director nominees in our proxy materials.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role

•	Qualifications, attributes, skills and/or experience relevant to the Company’s business

•	Ability to bring diversity to the Board, including gender, race/ ethnicity and complementary skills and viewpoints

•	Other time commitments, including the number of other boards on which the potential candidate may serve

•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq and other applicable laws, regulations and rules

•	Financial literacy and expertise

•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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Our Board strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the expertise to ensure effective oversight.

BOARD DIVERSITY HIGHLIGHTS

BOARD DIVERSITY MATRIX
(As of APRIL 7, 2022)
Total number of directors: 10
	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity:	6	4	—	—
Number of directors who identify in any of the categories below:
African American or Black	2	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—

KEY DIRECTOR SKILLS
Technology/Digital Solutions	Operations	International
Vertical Markets (e.g., Healthcare, Public Sector)	Distribution	Cybersecurity Oversight at Board Level
Strategic Planning/Leadership of Complex Organizations	Finance	Capital Market Transactions
Board Practices of Major Corporations	Sales and Marketing	Legal

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2022 Nominees for Election to the Board of Directors

Each of the ten director nominees listed below is currently a director of the Company. Each of the director nominees, other than Christine A. Leahy, our President and Chief Executive Officer, has been determined by the Board to be independent.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for each of Mr. Finnegan and Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the director nominees is expected to serve for a term expiring at the 2023 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

VIRGINIA C. ADDICOTT	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 58	Ms. Addicott is the retired President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she held from June 2007 to December 2019. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.
	Other Public Company Directorships: • Element Fleet Management Corp.	Selected Directorships and Positions: • Board of Directors, Akron Children’s Hospital • Board of Trustees, Kent State University • Board of Directors, Smithers - Oasis Company
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Operations/Distribution • Technology/Digital Solutions

JAMES A. BELL	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 73	Mr. Bell is the retired Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.
	Other Public Company Directorships: • Apple, Inc.	Former Public Company Directorships (within the past 5 years): • Dow Inc. • DowDupont Inc. • JPMorgan Chase & Co.
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Technology/Digital Solutions • Board practices of other major corporations

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LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 61	Ms. Clarizio is a strategic advisor to several businesses with a focus on leveraging digital technology and data to drive growth. She also is the Co-Founding Partner of Brilliant Friends Investing, a seed investment group funding women-led businesses. Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of U.S. Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 to 1999.
Other Public Company Directorships: • Emerald Holding, Inc. • Intertek Group plc • Taboola.com Ltd.

Selected Directorships and Positions:

• Board of Directors, Simpli.fi Holdings, Inc.

• Board of Directors, Resonate

• Board of Directors, Cambri Oy

• Vice-Chair, Board of Directors, Human Rights First

• Leadership Council, Princeton University School of Engineering and Applied Science

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology/Digital Solutions	• Sales and Marketing • Legal

PAUL J. FINNEGAN	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 69	Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn Partners, LLC, a private equity investment firm, a position he has held since 2007. Prior to co-founding Madison Dearborn in 1992, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and Southeast Asia.
Other Public Company Directorships: • None

Selected Directorships and Positions:

• Board of Directors, AIA Corporation

• Chair, Board of Directors, Government Sourcing Solutions, LLC

• Board of Directors, Chicago Council on Global Affairs

• Treasurer, Harvard Corporation

• Chair, Board of Directors, Harvard Management Company

• Advisory Board, Teach for America Chicago-Northwest Indiana

• Board of Directors, Procurated, Inc.

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Capital market transactions • Board practices of other major corporations

ANTHONY R. FOXX	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 50	Mr. Foxx was the seventeenth United States Secretary of Transportation from July 2013 to January 2017. Mr. Foxx also served as Chief Policy Officer and Senior Advisor to the President and Chief Executive Officer of Lyft, Inc., a transportation network in the U.S. and Canada, from October 2018 to January 2022 and will serve as an advisor to Lyft through the end of 2022. Prior to joining Lyft, Mr. Foxx served as a Managing Partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. Mr. Foxx also served as Mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City Council Member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.
Other Public Company Directorships: • Martin Marietta Materials, Inc. • NXP Semiconductors N.V. • Shelter Acquisition Corporation I

Selected Directorships and Positions:

• Advisory Board, AutoTech Ventures

• Director, The Volcker Alliance

• Senior Fellow, Harvard University Kennedy School’s Belfer Center for Science & International Affairs

• Executive in Residence, Carnegie Mellon University

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Vertical Markets (Public Sector)	• Legal • Technology/Digital Solutions

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CHRISTINE A. LEAHY
Director since: 2019 Age 57	Ms. Leahy is our President and Chief Executive Officer, a position she has held since January 2019. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was our Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.
Other Public Company Directorships: • Target Corporation

Selected Directorships and Positions:

• Board of Trustees, Children’s Home & Aid

• Board of Directors, Northwestern Memorial Hospital

• Board of Directors, Junior Achievement of Chicago

• Board of Directors, The Economic Club of Chicago

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology/Digital Solutions	• International • Operations/Distribution

SANJAY MEHROTRA	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 63	Mr. Mehrotra is the President and Chief Executive Officer of Micron Technology, Inc., a producer of memory and storage solutions, a position he has held since May 2017. Prior to joining Micron, Mr. Mehrotra was the President and Chief Executive Officer of SanDisk Corporation, a provider of flash storage solutions, from January 2011 until its May 2016 sale to Western Digital Corp. Mr. Mehrotra co- founded SanDisk in 1988 and held positions of increasing authority prior his position as President and Chief Executive Officer. Prior to SanDisk, Mr. Mehrotra held design engineering positions at Integrated Device Technology, Inc., SEEQ Technology and Intel Corporation.
	Other Public Company Directorships: • Micron Technology, Inc. Former Public Company Directorships (within the past 5 years): • Cavium, Inc.	Selected Directorships and Positions: • Board of Directors, Stanford Health Care • Engineering Advisory Board, University of California, Berkeley
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology/Digital Solutions	• International • Board practices of other major corporations

DAVID W. NELMS	Audit and Nominating and Corporate Governance (Chair) Committees
CHAIRMAN INDEPENDENT Director since: 2014 Age 61	Mr. Nelms currently serves as the Non-Executive Chair of our Board of Directors, a position he has held since January 1, 2020. Mr. Nelms previously served as our Lead Director from January 1, 2019. He is the retired Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.
	Other Public Company Directorships: • None Former Public Company Directorships (within the past 5 years): • Discover Financial Services, Inc.	Selected Directorships and Positions: • Executive Board, University of Florida Foundation
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Technology/Digital Solutions • Board practices of other major corporations

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JOSEPH R. SWEDISH	Compensation (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 70	Mr. Swedish is the retired Chairman, President and Chief Executive Officer of Anthem, Inc., a health benefits provider. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015 and became Executive Chairman in November 2017. From his retirement in May 2018 to May 2020, Mr. Swedish served as a Senior Advisor to Anthem. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen- state integrated health care delivery system, from 2004 to 2013. From 1993 to 2013, Mr. Swedish held CEO and senior executive leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises. Mr. Swedish also is the co-founder and partner of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.
	Other Public Company Directorships: • IBM Corporation • Chair, Mesoblast Limited • Chair, CHP Merger Corp. Former Public Company Directorships (within the past 5 years): • Anthem, Inc.	Selected Directorships and Positions: • Board of Directors, Centrexion Therapeutics Corporation • Board of Visitors, Duke University’s Fuqua School of Business
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology/Digital Solutions	• Vertical Markets (Healthcare) • Board practices of other major corporations

DONNA F. ZARCONE	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 64	Ms. Zarcone is the retired President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, a position she held from February 2012 to July 2020. Ms. Zarcone served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategy advisory firm that she founded. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998 and served in that role until 2006. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 to 1994 and in various management roles at KPMG/Peat Marwick from 1979 to 1982. Ms. Zarcone is a certified public accountant and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.
Other Public Company Directorships: • Cigna Corporation

Selected Directorships and Positions:

• Board of Directors, The Duchossois Group

• Board of Directors, Quinnox

• Board of Directors, The University of Chicago Polsky Center for Entrepreneurship and Innovation

• National Board of the Smithsonian Institution

• Directorship Certification, National Association of Corporate Directors

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Board practices of other major corporations • Cybersecurity oversight at board level

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Director Compensation

Elements of Director Compensation

In 2021, each non-employee director received annual compensation in the form of a $102,500 cash retainer and a $152,500 restricted stock unit award, as well as additional retainers for committee chairs and an additional restricted stock unit award of $150,000 for our Chairman, which remained the same as compared to the 2020 non-employee director compensation program. Our Chairman also serves as Chair of the Nominating and Corporate Governance Committee, but did not receive an additional Chair retainer for that service in 2021. Christine A. Leahy, our President and Chief Executive Officer, did not receive any additional compensation for serving as a director in 2021.

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year.

The annual Board and Chairman restricted stock unit grants vest on the first anniversary of the grant date and entitle the director to receive shares of our common stock upon vesting, subject to deferral in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors. The annual Board restricted stock unit grant vests on a prorated basis if a director does not stand for re-election or is not re-nominated for election at an annual meeting during the vesting period. The annual Chairman restricted stock unit grant vests on a prorated basis if service as Chairman terminates.

Director Compensation Review

In 2021, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, reviewed the design and competitiveness of our non-employee director compensation program. The Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the 2021 revised peer group of companies that the Compensation Committee uses for determining executive compensation as set forth in the “Compensation Discussion and Analysis - Comparison to Relevant Peer Group” section of this proxy statement. Upon review, the Nominating and Corporate Governance Committee determined that the design of the Company’s non-employee director compensation program continued to be aligned with market trends, but the total compensation was below the median of the peer group. The Nominating and Corporate Governance Committee approved the following increases for 2022 to align director compensation with the market median range: (1) the cash retainer for Board service was increased by $10,000 to $112,500; (2) the Compensation Committee Chair retainer was increased by $5,000 to $20,000; and (3) the annual restricted stock unit grant value was increased by $25,000 to $177,500. The Nominating and Corporate Governance Committee also approved the deferral of Board cash retainers under the CDW Director Deferred Compensation Plan commencing in 2022. Amounts credited to the CDW Director Deferred Compensation Plan will be notionally invested, as elected by the director, in the same investment options as available under the Company's coworker 401(k) plan.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

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Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board’s annual cash retainer. Until such guidelines are met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date for the Annual Meeting, all of our non-employee directors were in compliance with the Company’s stock ownership guidelines.

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the director, immediate family or director trust	Unvested restricted stock units
Vested restricted stock units for which settlement has been deferred

Hedging, Short Sales and Pledging Policies

Our directors are prohibited from hedging and short sales transactions with respect to our securities. In addition, our directors are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance – Hedging, Short Sales and Pledging Policies.”

2021 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Virginia C. Addicott	122,500	152,500	275,000
Steven W. Alesio	39,705	152,500	192,205
Barry K. Allen	39,705	152,500	192,205
James A. Bell	102,500	152,500	255,000
Benjamin D. Chereskin	39,705	152,500	192,205
Lynda M. Clarizio	102,500	152,500	255,000
Paul J. Finnegan(3)	102,500	152,500	255,000
Anthony R. Foxx(4)	102,500	152,500	255,000
Sanjay Mehrotra(4)	79,153	152,500	231,653
David W. Nelms	102,500	302,500	405,000
Joseph R. Swedish	117,500	152,500	270,000
Donna F. Zarcone	102,500	152,500	255,000
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2021, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). Messrs. Alesio, Allen and Chereskin retired from the Board immediately prior to the 2021 Annual Meeting of Stockholders. The restricted stock units granted to Messrs. Alesio, Allen and Chereskin in 2021 vested on a pro rated basis for their service through the date of the 2021 Annual Meeting of Stockholders in accordance with the terms of the underlying award agreements.
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each director on December 31, 2021, including restricted stock units for which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:
Name	Restricted Stock Units Outstanding (#)
Virginia C. Addicott	12,355
Steven W. Alesio	—
Barry K. Allen	—
James A. Bell	15,652
Benjamin D. Chereskin	—
Lynda M. Clarizio	996
Paul J. Finnegan	6,193
Anthony R. Foxx	1,191
Sanjay Mehrotra	982
David W. Nelms	24,039
Joseph R. Swedish	996
Donna F. Zarcone	21,497
(3)	In 2021, Mr. Finnegan’s cash compensation for Board service was paid to Madison Dearborn Partners, LLC.
(4)	Messrs. Foxx and Mehrotra joined the Board effective January 1, 2021 and March 21, 2021, respectively.

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Stock Ownership

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2022 and restricted stock units that are currently vested or vesting within 60 days as of March 1, 2022, including vested restricted stock units for which settlement has been deferred, are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2022 and the percentage of beneficial ownership is based on 134,951,239 shares of common stock outstanding as of March 1, 2022.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	377,706	*	Includes 319,475 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022. Also includes 11,000 shares indirectly owned by the Christine A. Leahy Gift Trust for the benefit of Ms. Leahy's children.
Albert Miralles	4,645	*	Includes 2,995 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Sona Chawla	47,286	*	Includes 46,000 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022.
Christina M. Corley	265,162	*	Includes 215,840 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022.
Elizabeth H. Connelly	28,744	*	Includes 26,074 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022.
Collin B. Kebo	36,999	*	Includes 31,090 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022.
Virginia C. Addicott	12,355	*	Includes 12,355 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
James A. Bell	19,237	*	Includes 15,652 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Lynda M. Clarizio	11,203	*	Includes 996 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Paul J. Finnegan	22,475	*	Includes 6,193 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022. Also includes 8,141 shares indirectly owned by Glen Lake Partners LP. Mr. Finnegan is the trustee of Glen Lake Partners Management Trust I, a general partner of Glen Lake Partners, L.P. Mr. Finnegan's wife, Mary M. Finnegan, is the trustee of Glen Lake Partners Management Trust II, the other general partner of Glen Lake Partners, L.P.
Anthony R. Foxx	1,191	*	Includes 1,191 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Sanjay Mehrotra	982	*	Includes 982 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
David W. Nelms	24,039	*	Includes 24,039 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Joseph R. Swedish	13,554	*	Includes 996 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
Donna F. Zarcone	21,497	*	Includes 21,497 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022.
All directors and executive officers as a group (15 persons)	909,096	*	Includes 86,897 restricted stock units that are currently vested or vesting within 60 days of March 1, 2022. Also includes 649,827 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2022.
*	Denotes less than 1.0%

Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,526,811	11.5%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	9,519,631	7.1%
Select Equity Group, L.P. George S. Loening(3) 380 Lafayette Street 6th Floor New York, New York 10003	7,016,322	5.2%
(1)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2022 reporting beneficial ownership as of December 31, 2021. The Vanguard Group reported that it has shared voting power with respect to 231,778 shares of our common stock, sole dispositive power with respect to 14,961,098 shares of our common stock and shared dispositive power with respect to 565,713 shares of our common stock.
(2)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2022 reporting beneficial ownership as of December 31, 2021. BlackRock, Inc. reported that it has sole voting power with respect to 8,277,332 shares of our common stock and sole dispositive power with respect to 9,519,631 shares of our common stock.
(3)	This information is based on a Schedule 13G/A filed by Select Equity Group, L.P. and George S. Loening with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2021. Select Equity Group, L.P. and George S. Loening reported that they have shared voting power with respect to 7,016,322 shares of our common stock and shared dispositive power with respect to 7,016,322 shares of our common stock.

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PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2021 Annual Meeting of Stockholders, approximately 95% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2021 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2021 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our executive compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.
•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

PROPOSAL 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

Our Named Executive Officers*

Christine A. Leahy President and Chief Executive Officer	Albert J. Miralles Senior Vice President and Chief Financial Officer	Sona Chawla Chief Growth and Innovation Officer	Christina M. Corley Chief Commercial and Operating Officer	Elizabeth H. Connelly Chief Coworker Services Officer and Senior Vice President, Coworker Services
*	For 2021, the Named Executive Officers also included Collin B. Kebo, former Senior Vice President and Chief Financial Officer of the Company (not pictured above). Mr. Kebo retired as an executive officer of the Company on September 7, 2021, after which he continued to provide transition services to the Company as a Senior Advisor until October 1, 2021, and in a consulting capacity thereafter until March 31, 2022.

Our CD&A is divided into three sections:

Overview	•	2021 Business Highlights
	•	Long-Term Performance
	•	Our Executive Compensation Program
	•	Our Executive Compensation Practices
	•	2021 Say-on-Pay Vote
What We Pay And Why	•	2021 Executive Compensation Decisions
	•	Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests
	•	Base Salary
	•	Annual Cash Incentive Awards
	•	Long-Term Incentive Program
	•	Other Elements of Our 2021 Executive Compensation Program
How We Make Executive Compensation Decisions	•	Our Executive Compensation Philosophies and Objectives
	•	Role of the Board, Compensation Committee and our Executive Officers
	•	Guidance from Independent Compensation Consultant
	•	Comparison to Relevant Peer Group

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Overview

2021 Business Highlights

Our 2021 performance demonstrated the power of our business model with balance across our customer end-markets and our product and solutions portfolio, and reinforced the strength of our strategy.

*	Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

For additional information regarding 2021 business highlights, please see the “Proxy Summary.”

Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced the S&P 500 Index and our 2021 revised compensation peer group, and we have returned $4.4 billion to shareholders through dividends and share repurchases.

(1)	The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2016 through market close on December 31, 2021, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index and our 2021 revised compensation peer group set forth below in “Comparison to Relevant Peer Group .”

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Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results. The program is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

*	Because this chart illustrates the principal annual elements of the Company’s executive compensation program, this chart excludes the sign-on compensation delivered to Mr. Miralles in the form of restricted stock units (“RSU”) and cash. Please see the “Employment Arrangements” section of this CD&A for further detail.

The chart to the right illustrates the pay-for-performance design of our 2021 executive compensation program. For 2021, approximately 88% of the target compensation of our President and Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

OUR EXECUTIVE COMPENSATION PRACTICES

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	We do not have tax gross-ups*
Long-term objectives aligned with the creation of stockholder value	We do not have an enhanced severance multiple upon a change in control
Target total compensation at the competitive market median	We do not have excessive severance benefits
Market comparison of executive compensation against a relevant peer group	We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote
Limited perquisites
Annual equity awards are granted following the release of the Company’s annual earnings report

*	Excludes tax reimbursements made to Mr. Kebo in connection with an expatriate assignment prior to his appointment as an executive officer, consistent with the Company’s standard practices for expatriate assignments, and tax reimbursements with respect to customary executive relocation benefits received by Ms. Chawla.

2021 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. Since our IPO in 2013, our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 97% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 95% of the votes cast for the Company’s say-on-pay vote at our 2021 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2021 say-on-pay vote.

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What We Pay and Why

2021 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below, in determining the 2021 pay mix and target executive compensation levels for each Named Executive Officer, the Compensation Committee and our President and Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than her own) considered, as applicable:

■	each Named Executive Officer’s prior performance and leadership, including leadership on diversity, equity and inclusion initiatives;
■	Company performance;
■	the compensation levels paid to similarly situated executive officers at the Company;
■	the competitive median of the market to provide a perspective on external practices; and
■	input from the Compensation Committee’s independent compensation consultant.

In light of the ongoing economic uncertainty created by the COVID-19 pandemic as well as the Company’s emphasis on its long-term strategy and the desire to bolster talent retention and shareholder alignment through multi-year vesting schedules, the Company did not increase cash compensation levels for any of the then-serving Named Executive Officers above the 2020 cash compensation levels. However, consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership and to further support of the execution of the Company’s long-term strategy, the Compensation Committee allocated the entirety of the total target direct compensation increases to the Named Executives Officers’ target equity grant levels.

Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

Our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation by paying-for-performance, aligning with stockholder interests through the risks and rewards of equity ownership and attracting and retaining the right talent. A fundamental design of our executive compensation program is to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our various stakeholders, including coworkers, customers, partners and stockholders. By using performance goals under the Company’s incentive programs that are based on operating income, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability and cash flow generation.

To drive performance against program goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the competitive market median of salaries for executives in similar positions. Aligned with our compensation philosophies and objectives, a significant portion of each Named Executive Officer’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2021, our President and Chief Executive Officer’s annual target cash compensation was weighted 40% base salary and 60% annual incentive target. For each then-serving Named Executive Officer, annual base salary levels remain unchanged from the 2020 annual base salary levels. The table below sets forth the 2021 annual base salary level for each of our Named Executive Officers:

Named Executive Officer	2021 Base Salary
Christine A. Leahy	$925,000
Albert J. Miralles	$650,000
Sona Chawla	$525,000
Christina M. Corley	$525,000
Elizabeth H. Connelly	$425,000
Collin B. Kebo	$525,000

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Annual Cash Incentive Awards

We provide our senior management with an opportunity to earn short-term incentive compensation through our annual cash incentive bonus program, the Senior Management Incentive Plan (“SMIP”). In general, the SMIP opportunity represents a majority of a Named Executive Officer’s total target cash compensation opportunity.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For each then-serving Named Executive Officer, the SMIP target opportunities remained unchanged from the 2020 SMIP target opportunities.

2021 SMIP Pay for Performance Alignment

Each year, the Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. The Compensation Committee utilized the same methodology it had in prior years to set 2021 SMIP targets, with 2020 performance as a baseline from which to measure growth. Factors considered by the Compensation Committee in establishing the performance goals included U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments, with each of the expectations and assumptions based on the operating environment at the time, including the continued volatility due to the COVID-19 pandemic.

For 2021, the Compensation Committee established the following goals and payout levels under the 2021 SMIP, which goals were initially reviewed in February 2021 and ultimately approved in May 2021 in light of the ongoing economic volatility caused by the COVID-19 pandemic:

■	Consistent with the 2020 SMIP design, the Compensation Committee chose non-GAAP operating income and market share growth (based upon sales growth relative to market) as the 2021 SMIP performance goals. The Compensation Committee chose this combination of non-GAAP operating income and market share growth as performance goals because together they take into account not only the Company’s absolute performance but also performance relative to the market.
■	The non-GAAP operating income performance goal was set at $1,512.7 million, which was based on a growth rate above U.S. IT market growth rate expectations. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the non-GAAP operating income reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude the effect of currency fluctuations from the payout calculations as the Compensation Committee believed that compensation should not be based on factors outside of the control of the SMIP participants. The non-GAAP operating income performance goal and results also excluded non-GAAP operating income generated by Sirius Computer Solutions, Inc., which was acquired by the Company in December 2021.
■	No formulaic payout unless 2021 non-GAAP operating income at or above final 2020 non-GAAP operating income results.
■	Formulaic payout range from 0% to 200% of target awards for performance against the non-GAAP operating income performance goal.
■	Market share governor would reduce operating income-based payouts at all performance levels unless the Company gained market share.

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The threshold, target and maximum payout opportunities under the 2021 SMIP formulaic payout curve are set forth below:

	Non-GAAP Operating Income performance goal(2)		Market share governor(3)
Payout opportunity(1)	Non-GAAP Operating Income (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$1,663.9	110%	200%	180%
Non-GAAP Operating Income Target	$1,512.7	100%	100%	90%
Threshold	$1,404.6	93%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for non-GAAP operating income and market share changes. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(2)	Non-GAAP operating income is defined as operating income, adjusted for the items set forth in the Company’s earnings releases, which may include, among other items, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses.
(3)	Market share changes were measured based on data from two industry surveys and reports.

2021 SMIP Results and Payouts

Our 2021 Non-GAAP operating income measured under the SMIP design was $1,626.4 million, and the Compensation Committee determined that we had achieved 107.52% of our Non-GAAP operating income performance goal. In addition, based upon industry surveys and reports (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 175.2% of their 2021 SMIP targets.

The table below sets forth the 2021 SMIP bonus targets and payouts to each of our Named Executive Officers based upon 2021 performance.

Named Executive Officer	SMIP Bonus Target	2021 SMIP Payout
Christine A. Leahy	$1,387,500	$2,430,900
Albert J. Miralles	$800,000	$1,401,600
Sona Chawla	$725,000	$1,270,200
Christina M. Corley	$725,000	$1,270,200
Elizabeth H. Connelly	$425,000	$744,600
Collin B. Kebo*	$675,000	$887,760

*	Pursuant to the terms of his transition and consulting arrangement with the Company, Mr. Kebo’s 2021 SMIP target and payout were prorated based upon the portion of the year during which Mr. Kebo was employed with the Company. Mr. Kebo's prorated target was $506,712.

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and RSUs. The Compensation Committee’s objectives for the 2021 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
•	Establish a direct link between compensation and the achievement of longer-term financial objectives.
•	Retain the services of executives through multi-year vesting provisions.

For 2021, the annual long-term incentive grant was delivered in the form of performance share units (“PSUs”) and stock options, with the following key elements to drive Company performance and align with stockholder interests:

PSUs	•	50% of target long-term incentive opportunity
	•	2021-2023 performance period with 0% - 200% payout curve (threshold payout of 25%)
	•	Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted free cash flow (“adjusted FCF”) and (2) cumulative annual Non-GAAP net income per diluted share (“adjusted EPS”) performance goals, each calculated as described below and weighted equally
Stock Options	•	50% of target long-term incentive opportunity
	•	Only have value if CDW stock price increases
	•	Vest in 1/3 annual increments with 10 year maximum term

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2021 Long-Term Incentive Program Pay for Performance Alignment

For 2021, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards, with the exception of the sign-on RSU award granted to Mr. Miralles. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below and weighted equally, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs because it believes successful performance against these measures promotes the creation of long-term stockholder value. In selecting these metrics, the Compensation Committee focused on cash flow and earnings as critical measures of operational success and value creation, but distinguished the PSU metrics from the SMIP metric (Non-GAAP operating income). By including interest and taxes in both metrics and working capital in adjusted FCF, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The adjusted EPS performance goals and adjusted EPS results under the 2021 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants.

The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

(1)	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. Free cash flow is defined as net cash from operating activities minus capital expenditures plus or minus net change in accounts payable–inventory financing each year during the performance period.
(2)	Other non-recurring and unanticipated events not already adjusted for in non-GAAP net income.

Setting Award Levels under 2021 Long-Term Incentive Program

In determining the 2021 annual long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the target total direct compensation of each Named Executive Officer to the competitive market median. In the case of each of the then-serving Named Executive Officers other than Mr. Kebo, the Named Executive Officer’s long-term incentive target award value increased as compared to 2020 in order to further emphasize the Company’s long-term strategy, enhance talent retention, and bolster alignment between management and investors. Consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership, the Compensation Committee allocated the entirety of the total target direct compensation increases to the Named Executives Officers’ target equity grant levels.

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The table below sets forth the target award value, as of the date of grant, of the annual long-term incentive awards received by each Named Executive Officer under our 2021 long-term incentive program, which was delivered 50% in PSUs and 50% in stock options:

Executive	Amount
Christine A. Leahy	$5,500,000
Albert J. Miralles*	$700,000
Sona Chawla	$2,700,000
Christina M. Corley	$2,700,000
Elizabeth H. Connelly	$1,025,000
Collin B. Kebo	$1,600,000
*	Mr. Miralles’ target annual equity award was set at $2,075,000 at the time of his appointment, with a prorated grant of $700,000 to reflect his service with the Company in 2021. The award level reported for Mr. Miralles excludes Mr. Miralles’ sign-on RSU award, which is described further below.

2019 Long-Term Incentive Program Results and Payouts

Under the terms of the PSUs granted as part of the 2019 long-term incentive program, 2021 represented the final year of the three-year performance period for the 2019 PSUs. The 2019 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2019-2021 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in 2019 based on the Company’s strategic plans at the time and the Compensation Committee did not make any discretionary adjustments to the performance goals or results to adjust for the COVID-19 pandemic. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 25% of target if threshold performance for only one performance goal is achieved and 50% of target if threshold performance for both goals is achieved.

The threshold, target and maximum payout opportunities under the 2019 PSU payout curve are set forth below:

2019-2021 PERFORMANCE GOALS(1)
	Adjusted Earnings Per Share				Adjusted Free Cash Flow
Payout opportunity(2)	Payout (% of target)		Adjusted Earnings Per Share	% attainment of performance goal	Adjusted Free Cash Flow (in millions)		% attainment of performance goal
Maximum	200%		$21.59	115.0%	$2,659.6		115.0%
Target	100%		$18.77	100.0%	$2,312.7	(4)	100.0%
Threshold	50	%(3)	$16.84	89.7%	$1,965.8		85.0%
(1)	Under the terms of the 2019 PSU agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2021 PSU awards.
(2)	Payouts are determined based on various performance achievement levels for adjusted EPS and adjusted FCF. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(3)	Threshold payout for purposes of this table assumes that threshold performance of each goal is achieved. If threshold performance for only one goal is achieved, then the payout, as a percentage of target, would be 25%.
(4)	Under the payout curve, the Compensation Committee established a range of $2,243.3 million to $2,382.1 million (97.0% to 103.0% of target) for the achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

For the 2019-2021 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $20.58 and $2,529.0 million, respectively, resulting in the vesting level for the 2019 PSU awards at 158.6% of target.

The table below sets forth the target number of 2019 PSUs and the number of shares earned based on actual performance during the 2019-2021 performance period:

Named Executive Officer	2019 Target PSUs (#)	Shares Earned under 2019 PSUs (#)(1)
Christine A. Leahy	18,311	29,040
Albert J. Miralles	—	—
Sona Chawla	—	—
Christina M. Corley	9,417	14,935
Elizabeth H. Connelly	2,354	3,733
Collin B. Kebo	6,278	9,957
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2021, are reported in the 2021 Option Exercises and Stock Vested Table. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.

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Other Elements of Our 2021 Executive Compensation Program

Employment Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her initial base salary, SMIP target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance and the executive’s compensation protection agreement (the “Compensation Protection Agreement”) described below. The terms of the offer letter are determined after considering the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, input from the Compensation Committee’s independent compensation consultant and the compensation deemed necessary to induce the executive to join the Company.

In August of 2021, the Company extended an offer of employment to Mr. Miralles, which outlined the initial terms of Mr. Miralles’ employment. The offer letter sets forth Mr. Miralles’ initial base salary, SMIP target, long-term incentive award target, his entitlement to receive a Compensation Protection Agreement and one-time sign-on awards. In recognition of Mr. Miralles’ forfeiture of his annual bonus with his prior employer, the Compensation Committee determined that his 2021 SMIP target should represent a full year target rather than a pro-rated amount to reflect his period of service with the Company. Mr. Miralles received a cash sign-on bonus in the amount of $300,000, which is subject to repayment in the event that Mr. Miralles voluntarily terminates his employment for any reason or the Company terminates his employment for cause, in each case, within one year of his hire date. Mr. Miralles also received a sign-on RSU award to replace equity he forfeited at his prior employer with a target grant date fair value of $2,900,000 and vesting in installments through March 15, 2024 based on Mr. Miralles’ continued employment through the applicable vesting date.

Severance Arrangements

During 2021, the Named Executive Officers were each subject to a Compensation Protection Agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term (scheduled to expire on January 1, 2023), with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

As noted above, Mr. Kebo retired as Senior Vice President and Chief Financial Officer of the Company effective as of September 7, 2021, after which time he remained employed with the Company as a Senior Advisor through October 1, 2021 and continued to provide services to the Company as a consultant through March 31, 2022. In connection with Mr. Kebo’s retirement and consulting transition, the Company entered into a transition and consulting agreement with Mr. Kebo, which provided (i) for Mr. Kebo to receive a prorated 2021 SMIP payout based upon the portion of 2021 during which Mr. Kebo was employed by the Company in accordance with his pre-existing Compensation Protection Agreement, and (ii) that during the consulting period, each of Mr. Kebo’s outstanding equity awards would continue to vest during such period in accordance with the terms of the Company’s equity plan. Because Mr. Kebo was retirement eligible as of his termination date, his equity awards received retirement treatment in accordance with the terms of his outstanding equity award agreements.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including, with respect to each of our Named Executive Officers who served as a Named Executive Officer as of December 31, 2021, a quantification of benefits that would have been received by each such Named Executive Officer had his or her employment terminated on December 31, 2021, is provided under “2021 Potential Payments upon Termination or Change in Control.”

Nonqualified Deferred Compensation Plan

In May 2021, the Company adopted the CDW LLC Nonqualified Deferred Compensation Plan, effective as of July 1, 2021 (the “NQDC Plan”). The NQDC Plan allows coworkers who meet the plan eligibility requirements, including the Named Executive Officers, to elect to defer the receipt of a portion of their base salaries and bonuses. The NQDC Plan permits the crediting by the employer of additional amounts to the deferral accounts of participants, although no such additional contributions were made for 2021. The Compensation Committee believes that the adoption of the NQDC Plan supports the Company’s compensation objectives of attracting and retaining talent. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan to our coworkers. Additional information regarding the NQDC Plan is provided under “2021 Nonqualified Deferred Compensation.”

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. During 2021, Mr. Kebo received tax reimbursements relating to compensation granted to him while he was on expatriate assignment, consistent with the Company’s standard practices for expatriate assignments. Ms. Chawla also received relocation benefits and related tax reimbursements agreed to at the time she joined the Company with respect to her relocation

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to the Company’s corporate headquarters. The relocation benefits were provided as a competitive offer package in order to induce Ms. Chawla to join the Company.

In May 2021, the Compensation Committee approved the adoption of an executive health program for members of the Company’s executive committee, including each of the Named Executive Officers, pursuant to which the Named Executive Officers are each eligible to receive an executive physical exam. The Compensation Committee believes that providing executive physical exams is in the interests of the Company and its stockholders and, as in the case of the NQDC Plan, supports the Company’s compensation objectives of attracting and retaining talent.

Clawback Policy

The Compensation Committee adopted a clawback policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or PSUs earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Until this minimum level is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. The charts below show the salary multiple guidelines and the equity holdings that count towards these guidelines. As of the record date, all of our then-serving Named Executive Officers were in compliance with the Company’s stock ownership guidelines.

Named Executive Officer	Guideline
President and Chief Executive Officer	6x salary
Chief Commercial and Operating Officer	5x salary
Chief Growth and Innovation Officer	5x salary
Other Executive Officers	3x salary

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the executive, immediate family or executive trust	Vested and unvested stock options

Shares owned through the Company’s Coworker Stock Purchase Plan	Unvested RSUs and PSUs

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance - Hedging, Short Sales and Pledging Policies.”

How We Make Executive Compensation Decisions

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that continues to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Pay-for-Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

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Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our President and Chief Executive Officer and each of our other executive officers. In setting the compensation of our President and Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of our President and Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account our President and Chief Executive Officer’s review of each executive officer’s performance and her recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. With respect to 2021, the Compensation Consultant provided services related to the review of 2021 compensation adjustments, including a review of peer group compensation data, awards under our long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, support regarding the evaluation of the impact of COVID-19 on our compensation programs, trends and tax and regulatory developments with respect to executive compensation, our compensation peer group and assistance with this CD&A. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2021. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers all publicly traded companies in the US or Canada classified in a broad range of industries that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or market capitalization

Operates in a business-to-business distribution environment

Similar customers (i.e., business, government, healthcare, and education)

Services and/or solutions provider

Similar margins

Meaningful percentage of international sales

The Company is frequently identified as a peer by the other peer companies or the leading proxy advisory firms

Identified by the Company as a competitor

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At the beginning of 2021, the Compensation Committee utilized the peer group set forth below, which was the same peer group that was utilized for evaluating 2020 compensation decisions. Based on data compiled by the Compensation Consultant at the time the peer group was approved, our revenues, EBITDA and market capitalization were between the median and 75th percentile of our peer group.

During 2021, the Compensation Consultant presented, and the Compensation Committee approved, a revised peer group to better reflect the Company’s evolving business model as a distributor with a significant services and solutions presence, to improve the Company’s relative positioning on various size and performance measures as compared to the peer group, and to reflect the acquisition of several peer group companies during 2020 and 2021. The revised peer group consists of the same peer group that was used to establish the initial 2021 compensation levels, but with (i) the removal of Anixter International, Inc., Patterson Companies, Inc., and Tech Data Corporation, and (ii) the addition of Accenture plc, Best Buy Co., Inc., Flex, Hewlett Packard Enterprise Company, and Jabil Inc. This peer group was used for setting Mr. Miralles’ initial compensation in connection with his hiring in August of 2021, and will be utilized for evaluating 2022 compensation decisions with respect to the Named Executive Officers.

The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon provides revenue size-adjusted competitive data from their general industry database. In reviewing the size-adjusted competitive data from the Aon general industry database, the Compensation Committee does not review data from the specific companies included in the databases. For Ms. Leahy, the peer group was the primary market data source for evaluating 2021 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2021 base salary, annual cash incentive opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Lynda M. Clarizio Paul J. Finnegan Sanjay Mehrotra Joseph R. Swedish, Chair

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2021 Executive Compensation

2021 Summary Compensation Table

The following table provides information regarding the compensation earned by our Named Executive Officers for fiscal year ended December 31, 2021 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2020 and 2019.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Christine A. Leahy President and Chief Executive Officer	2021	925,000	—	2,750,029	2,823,088	2,430,900	14,886	8,943,903
	2020	910,577	—	2,050,036	2,049,505	1,318,125	14,431	6,342,674
	2019	842,160	—	1,749,982	1,761,389	1,819,510	18,756	6,191,797
Albert J. Miralles Senior Vice President and Chief Financial Officer	2021	185,000	300,000	3,249,987	359,179	1,401,600	4,295	5,500,061

Sona Chawla Chief Growth and Innovation Officer	2021	525,000	—	1,350,068	1,385,861	1,270,200	251,128	4,782,257
	2020	482,596	500,000	1,499,932	999,762	688,750	—	4,171,040
Christina M. Corley Chief Commercial and Operating Officer	2021	525,000	—	1,350,068	1,385,861	1,270,200	14,584	4,545,713
	2020	522,981	—	1,250,017	1,249,703	688,750	14,129	3,725,580
	2019	497,032	—	899,983	905,856	1,070,300	15,731	3,388,902
Elizabeth H. Connelly Chief Coworker Services Officer and Senior Vice President – Coworker Services	2021	425,000	—	512,531	526,124	744,600	15,744	2,223,999
	2020	420,192	—	287,461	287,421	403,750	15,288	1,414,112
Collin B. Kebo Former Senior Vice President and Chief Financial Officer	2021	484,615	—	800,000	821,244	887,760	507,648	3,501,267
	2020	520,192	—	800,019	799,802	641,250	22,896	2,784,159
	2019	483,038	—	599,988	603,898	917,400	76,838	2,681,162
(1)	Salary. The 2020 base salary adjustments were effective in March 2020, resulting in a year-over-year increase in 2021 Salary as compared to 2020 Salary due to the timing of the 2020 adjustments. No Named Executive Officer received a base salary increase in 2021.
(2)	Bonus. The amounts reported in this column for Mr. Miralles and Ms. Chawla represent cash sign-on bonuses, which were subject to repayment in the event that the executive voluntarily resigned from the Company or if the Company terminated the executive’s employment for cause within one year of the executive’s start date.
(3)	Stock awards. The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the applicable year, calculated in accordance with ASC 718. The amounts included in 2021 for the PSU awards are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2021 PSU awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$5,500,058; Mr. Miralles -$699,948; Ms. Chawla-$2,700,136; Ms. Corley-$2,700,136; Ms. Connelly-$1,025,062; and Mr. Kebo -$1,600,000. The amounts included in 2021 for the RSU awards are calculated by multiplying the number of RSUs granted by the closing stock price of a share of Company common stock on the date of grant.
(4)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2021 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(5)	Non-equity incentive plan compensation. The amounts reported for 2021 represent cash awards paid to the Named Executive Officers under the SMIP. Please see the CD&A for further information regarding the 2021 SMIP.
(6)	All other compensation. “All Other Compensation” for 2021 consists of (i) Company-paid supplemental disability premiums; (ii) the costs associated for an executive physical, which for healthcare privacy reasons each Named Executive Officer has been attributed a cost of $4,295 regardless of whether such benefit was used, (iii) matching and profit sharing contributions to 401(k) accounts, (iv) legacy payments for tax preparation, tax equalization and the related tax gross-ups ($485,431) on these payments for Mr. Kebo in connection with an expatriate assignment prior to his appointment as an executive officer, consistent with the Company’s standard practices for expatriate assignments, and (v) certain relocation benefits, including home closing costs of $219,175, temporary housing, moving expenses and tax gross-ups related to her relocation of $5,815, for Ms. Chawla. The relocation benefits reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendors.

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2021 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2021 under the SMIP and the equity awards received by our Named Executive Officers in 2021 under the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (“2013 LTIP”) or, in the case of Mr. Miralles only, the CDW Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”).

			Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christine A. Leahy	—	—	208,125	1,387,500	2,775,000	—	—	—	—	—	—	—
	3/9/2021	2/25/2021	—	—	—	4,451	17,803	35,606	—	—	—	2,750,029
	3/9/2021	2/25/2021	—	—	—	—	—	—	—	69,965	154.47	2,823,088
Albert J. Miralles	—	—	120,000	800,000	1,600,000	—	—	—	—	—	—	—
	9/7/2021	8/2/2021	—	—	—	435	1,739	3,478	—	—	—	349,974
	9/7/2021	8/2/2021	—	—	—	—	—	—	14,410	—	—	2,900,013
	9/7/2021	8/2/2021	—	—	—	—	—	—	—	6,835	201.25	359,179
Sona Chawla	—	—	108,750	725,000	1,450,000	—	—	—	—	—	—	—
	3/9/2021	2/25/2021	—	—	—	2,185	8,740	17,480	—	—	—	1,350,068
	3/9/2021	2/25/2021	—	—	—	—	—	—	—	34,346	154.47	1,385,861
Christina M. Corley	—	—	108,750	725,000	1,450,000	—	—	—	—	—	—	—
	3/9/2021	2/25/2021	—	—	—	2,185	8,740	17,480	—	—	—	1,350,068
	3/9/2021	2/25/2021	—	—	—	—	—	—	—	34,346	154.47	1,385,861
Elizabeth H. Connelly	—	—	63,750	425,000	850,000	—	—	—	—	—	—	—
	3/9/2021	2/25/2021	—	—	—	830	3,318	6,636	—	—	—	512,531
	3/9/2021	2/25/2021	—	—	—	—	—	—	—	13,039	154.47	526,124
Collin B. Kebo	—	—	101,250	675,000	1,350,000	—	—	—	—	—	—	—
	3/9/2021	2/25/2021	—	—	—	1,295	5,179	10,358	—	—	—	800,000
	3/9/2021	2/25/2021	—	—	—	—	—	—	—	20,353	154.47	821,244
(1)	These amounts represent threshold, target and maximum cash award levels set in 2021 under the SMIP. The amount actually paid to each Named Executive Officer under the SMIP is reported as Non-Equity Incentive Plan Compensation in the 2021 Summary Compensation Table. Pursuant to the terms of his transition and consulting arrangement with the Company, Mr. Kebo’s 2021 SMIP target was prorated ($506,712 prorated target) based upon the portion of the year during which Mr. Kebo was employed with the Company.
(2)	These amounts represent the threshold, target and maximum PSUs granted under the 2013 LTIP and the 2021 LTIP. Because the performance goals are measured independently, the threshold PSUs reported in this table reflect payout for threshold performance with respect to only one of the performance goals. For actively employed executives, these PSUs are scheduled to vest on December 31, 2023, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2021-2023 performance period. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs. Please see the CD&A for further information regarding this award.
(3)	RSUs allow the grantee to receive the number of shares of common stock subject to the award upon vesting. The RSUs granted to Mr. Miralles on September 7, 2021 vested on March 15, 2022 with respect to 2,981 RSUs, and will vest on March 15, 2023 with respect to 7,950 RSUs, and on March 15, 2024 with respect to the remaining 3,479 RSUs, subject to Mr. Miralles’ continued employment through the applicable vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed in cash at the same time and to the extent the underlying shares vest.
(4)	These amounts represent stock options granted under the 2013 LTIP and the 2021 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	The amounts reported represent the grant date fair value associated with the grant of these PSUs, RSUs and stock option awards, as computed in accordance with ASC 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Right that Have Not Vested ($)(7)
Christine A. Leahy	17,509	—	37.79	2/19/2025	—	—	—	—
	33,928	—	39.79	3/2/2026	—	—	—	—
	40,917	—	58.90	2/28/2027	—	—	—	—
	41,230	—	73.49	2/27/2028	—	—	—	—
	61,159	30,580(1)	95.57	2/25/2029	—	—	—	—
	35,415	70,832(2)	98.21	3/9/2030	—	—	21,355(9)	4,372,983
	—	69,965(3)	154.47	3/9/2031	—	—	17,973(10)	3,680,572
Albert J. Miralles	—	6,835(4)	201.25	9/7/2031	14,476(5)	2,964,428	1,747(10)	357,751
Sona Chawla	17,276	34,552(2)	98.21	3/9/2030	2,506(6)	513,263	10,416(9)	2,133,070
	—	34,346(3)	154.47	3/9/2031	—	—	8,824(10)	1,806,897
Christina M. Corley	23,816	—	37.79	2/19/2025	—	—	—	—
	24,504	—	39.79	3/2/2026	—	—	—	—
	34,779	—	58.90	2/28/2027	—	—	—	—
	30,923	—	73.49	2/27/2028	—	—	—	—
	31,453	15,727(1)	95.57	2/25/2029	—	—	—	—
	21,595	43,190(2)	98.21	3/9/2030	—	—	13,021(9)	2,666,444
	—	34,346(3)	154.47	3/9/2031	—	—	8,824(10)	1,806,897
Elizabeth H. Connelly	7,863	3,932(1)	95.57	2/25/2029	—	—
	4,966	9,934(2)	98.21	3/9/2030	—	—	2,994(9)	613,189
	—	13,039(3)	154.47	3/9/2031	—	—	3,350(10)	685,960
Collin B. Kebo	—	10,485(1)	95.57	2/25/2029	—	—	—	—
	—	27,642(2)	98.21	3/9/2030	—	—	8,334(9)	1,706,542
	—	20,353(3)	154.47	3/9/2031	—	—	5,229(10)	1,070,700
(1)	These stock options were awarded on February 25, 2019, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on March 9, 2020, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on March 9, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on September 7, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	These RSUs were awarded on September 7, 2021, and vest as follows: (i) on March 15, 2022 with respect to 2,981 RSUs, (ii) on March 15, 2023 with respect to 7,950 RSUs, and (iii) on March 15, 2024 with respect to 3,479 RSUs.
(6)	These RSUs were awarded on January 21, 2020, and vest in one-third increments on the first through third anniversaries of the date of grant. RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(7)	The market value of shares or units of stock that have not vested reflects a stock price of $204.78, our closing stock price on December 31, 2021.
(8)	PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(9)	These PSUs were awarded on March 9, 2020 and vest on December 31, 2022, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2020-2022 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(10)

These PSUs were awarded on March 9, 2021 (with the exception of the PSUs for Mr. Miralles, which were awarded on September 7, 2021) and vest on December 31, 2023, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2021-2023 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.

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2021 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2021 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christine A. Leahy	34,385	5,511,419	30,046	6,154,964
Albert J. Miralles	—	—	—	—
Sona Chawla	—	—	1,240	170,752
Christina M. Corley	27,789	4,355,305	15,452	3,165,375
Elizabeth H. Connelly	—	—	3,863	791,262
Collin B. Kebo	99,432	11,821,780	10,301	2,110,258
(1)	The shares reported in this column other than with respect to Ms. Chawla represent shares acquired upon the vesting of PSU awards granted on February 25, 2019 and which vested on December 31, 2021 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2019-2021 performance period, including shares acquired through the deemed reinvestment of dividend equivalents. The shares reported in this column with respect to Ms. Chawla represent shares acquired upon the vesting of RSUs granted on January 21, 2020 and which vested on January 21, 2021, including shares acquired through the deemed reinvestment of dividend equivalents. PSU and RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the PSU and RSU awards that vested during 2021 is based upon the closing stock price on the applicable date.

2021 Nonqualified Deferred Compensation Table

Pursuant to the NQDC Plan, certain executives, including each of the Named Executive Officers, may defer base salary and amounts payable under the SMIP. Executives may elect to defer up to 50% of their base salary and up to 90% of their SMIP payout. Under the terms of the NQDC Plan, company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2021. Any matching or employer contributions are subject to vesting in 20% increments over five years. Participants may elect to have amounts paid upon a termination of employment or specified date, with the payout period ranging from five to 15 years, subject to earlier payout upon death or disability. Amounts credited to the NQDC Plan are notionally invested, as elected by the participant, in the same investment options as available under the Company’s 401(k) plan.

2021 Nonqualified Deferred Compensation Table

The following table provides information concerning participation in the NQDC Plan during 2021.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals / distributions ($)	Aggregate balance at last FYE ($)
Christine A. Leahy	887,035	—	—	—	887,035
Albert J. Miralles	—	—	—	—	—
Sona Chawla	—	—	—	—	—
Christina M. Corley	—	—	—	—	—
Elizabeth H. Connelly	90,543	—	—	—	90,543
Collin B. Kebo	—	—	—	—	—
(1)	Represents amounts credited in early 2022 with respect deferrals of the 2021 SMIP payout. These amounts are also reported in the “Non-equity incentive plan compensation” column for 2021 in the 2021 Summary Compensation Table.
(2)	Because amounts were credited to the Named Executive Officer’s account after December 31, 2021, there were no earnings notionally credited to the participant’s account with respect to 2021.

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2021 Potential Payments Upon Termination or Change in Control

During 2021, the Named Executive Officers were each subject to a Compensation Protection Agreement that provided for certain severance benefits upon a qualifying termination of employment. These severance arrangements have a three-year fixed term (scheduled to expire on January 1, 2023), with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment and service arrangements that were in effect on December 31, 2021 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer who served as an executive officer as of December 31, 2021 would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2021 and the closing price of a share of our common stock on December 31, 2021. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination. If the employment of a Named Executive Officer is terminated due to retirement under a retirement plan of the Company or by resignation of the executive other than for Good Reason, the Named Executive Officer also may, in the discretion of the Compensation Committee, be awarded an annual incentive bonus, prorated through the effective date of the Named Executive Officer’s termination of employment. If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, also is entitled to receive an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The Compensation Protection Agreements for Ms. Leahy and Ms. Chawla provide that in the event of a termination of employment for any reason other than a termination by the Company for “cause,” then upon the expiration of any continued medical coverage period under her Compensation Protection Agreement and the COBRA continuation coverage period, the executive and her spouse and dependents are entitled to continued access to the Company’s medical plan until the executive and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the executive’s Compensation Protection Agreement), with the full cost of such continued coverage to be paid by the executive. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

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Outstanding Equity Awards

Under the terms of the 2021, 2020 and 2019 and option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement after the six month anniversary of the date of grant, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to non-competition, non-solicitation and confidentiality through the vesting period.

With respect to the outstanding PSU awards, upon a termination of employment due to death or disability, then the PSUs will become fully vested, with the performance goals deemed satisfied at target levels (in the event of a death or termination for disability occurring prior to the 24-month anniversary of the first day of the performance period) or based on the projected level of performance through the end of the performance period (in the event of a death or termination for disability occurring on or after the 24-month anniversary of the first day of the performance period). Upon a termination of employment due to retirement after the six month anniversary of the date of grant, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to non-competition, non-solicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control.

With respect to Ms. Chawla’s and Mr. Miralles’ outstanding RSU awards, the RSUs will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the RSUs are not effectively assumed or continued in such transaction.

For purposes of the Company’s equity plans, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporate transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

With respect to each equity award under the Company’s equity plans, retirement means the Named Executive Officer’s termination of employment after the six month anniversary of the date of grant of the applicable equity award and at a time when (1) the Named Executive Officer has attained age 55 and (2) the sum of the Named Executive Officer’s age and years of employment with or service to the Company or its subsidiaries equals or exceeds 65.

Transition and Consulting Agreement

As described under “Severance Agreements” above, in connection with Mr. Kebo’s retirement as of October 1, 2021 and subsequent service as a consultant to the Company until March 31, 2022, Mr. Kebo entered into a transition and consulting agreement with the Company, which provided (i) for Mr. Kebo to receive a prorated 2021 SMIP payout based upon actual performance and the portion of 2021 during which he was employed by the Company (value $887,760) in accordance with the terms of his pre-existing Compensation Protection Agreement and (ii) that during the consulting period, each of Mr. Kebo’s outstanding equity awards would continue to vest during such service period in accordance with the terms of the Company’s equity plan. Following Mr. Kebo’s separation as a consultant, his option awards will continue to vest and his PSUs will vest on a pro-rated basis based on actual performance and service during the performance period due to his retirement eligible status as of his termination date (estimated value of $3,886,668 assuming target performance and the closing stock price as of December 31, 2021). Mr. Kebo was not entitled to receive any additional severance compensation or benefits in connection with his retirement. Mr. Kebo is excluded from the tables below due to his October 2021 separation from the Company.

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Potential Payments Upon a Qualifying Termination of Employment Absent a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(3)	Outplacement ($)(4)	Aggregate Payments ($)
Christine A. Leahy	6,711,800	—	37,607	20,000	6,769,407
Albert J. Miralles	4,103,200	—	30,163	20,000	4,153,363
Sona Chawla	3,590,400	—	30,022	20,000	3,640,422
Christina M. Corley	3,590,400	—	38,707	20,000	3,649,107
Elizabeth H. Connelly	2,339,200	—	41,025	20,000	2,400,225
(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2021 multiplied by the 2021 SMIP payout percentage. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2021, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2021 Summary Compensation Table as 2021 compensation.
(3)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(4)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death, Disability or Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	—	22,461,702	22,461,702
Albert J. Miralles	—	3,346,306	3,346,306
Sona Chawla	—	9,863,384	9,863,384
Christina M. Corley	—	12,521,593	12,521,593
Elizabeth H. Connelly	—	3,443,221	3,443,221
(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2021, Ms. Leahy was eligible for retirement vesting under such equity awards. Please see footnote 3 for an estimate of the amounts that would be received by Ms. Leahy under the terms of such equity awards upon a December 31, 2021 retirement.
(2)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability and may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2021, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2021 Summary Compensation Table as 2021 compensation.
(3)	Represents the value of the accelerated vesting of the 2021, 2020 and 2019 stock option awards and the 2021 and 2020 PSUs, assuming target achievement of the applicable performance goals upon death or a termination due to disability. Under the terms of the 2021, 2020 and 2019 equity awards, Ms. Leahy would continue to vest in her stock option awards and receive a prorated payout based upon actual performance with respect to her PSUs upon retirement, provided that she continued to comply with noncompetition, nonsolicitation and confidentiality restrictive covenants during the vesting period. Assuming a retirement as of December 31, 2021, the estimated value of the accelerated vesting associated with Ms. Leahy’s outstanding equity awards is equal to $18,550,326, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $204.78 on December 31, 2021. Excluded from this column are the 2019 PSUs that vested based upon Company performance and continued service of the Named Executive Officer through December 31, 2021 and which are reflected in the 2021 Option Exercises and Stock Vested Table.

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Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	4,628,077	22,461,702	37,607	20,000	27,147,386
Albert J. Miralles	2,900,000	3,346,306	30,163	20,000	6,296,469
Sona Chawla	2,427,500	9,863,384	30,022	20,000	12,340,906
Christina M. Corley	2,734,007	12,521,593	38,707	20,000	15,314,307
Elizabeth H. Connelly	1,865,350	3,443,221	41,025	20,000	5,369,596
(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control (or such shorter period of time if the Named Executive Officer has been employed by the Company for less than three full calendar years or target opportunity if the Named Executive Officer has been employed for less than one year). Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2021, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2021 Summary Compensation Table as 2021 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $204.78 on December 31, 2021.
(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Ms. Leahy, our President and Chief Executive Officer. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2021,

•	The median of the annual total compensation of all of our coworkers, other than Ms. Leahy, was $103,536.
•	Ms. Leahy’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $8,943,903.
•	Based on this information, the ratio of the annual total compensation of Ms. Leahy to the median of the annual total compensation of all coworkers is estimated to be 86 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

We selected December 1, 2021 as the date on which to determine our median coworker. For purposes of identifying the median coworker from our 2021 coworker population base of approximately 13,800 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending December 1, 2021. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2021 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2021	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	4,848,946	(1)	$89.76	(2)	9,161,487	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	4,848,946		$89.76		9,161,487
(1)	Includes 3,355,266 shares issuable pursuant to outstanding stock options, 511,574 shares issuable pursuant to outstanding RSUs (includes 73,969 vested RSUs on which settlement into shares has been deferred by certain of our non-employee directors and shares issuable pursuant to RSUs acquired through the deemed reinvestment of dividend equivalents) and 982,106 shares issuable pursuant to outstanding PSUs (assumes maximum achievement of the applicable performance goals (equivalent to 535,151 PSUs at target) and includes shares issuable pursuant to PSUs acquired through the deemed reinvestment of dividend equivalents).
(2)	Excludes RSUs and PSUs that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 1,029,321 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

Engagement of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, evaluation, retention and oversight of the work performed by the Company’s independent registered public accounting firm (“Independent Auditor”). The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s Independent Auditor for 2022. EY has served as the Company’s Independent Auditor since 2011. The Audit Committee reviews the performance and independence of the Independent Auditor annually.

The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Auditor if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

In determining whether to reappoint the Independent Auditor, the Audit Committee annually considers several factors, including: • Technical expertise;
•	The quality and efficiency of work performed;
•	The quality of discussions and feedback;
•	Management’s input on EY’s overall performance;
•	Data related to audit quality and performance, including recent PCAOB inspection reports on the firm;
•	Independence and objectivity; and
•	Reasonableness of fees

In conjunction with the mandated rotation of the Independent Auditor’s lead engagement partner, the Audit Committee Chair and management are involved in the selection of EY’s lead engagement partner.

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Fees Paid to EY

The following is a summary and description of fees for services provided by EY in 2021 and 2020.

Global Fees

(In thousands)

	Years Ended December 31,
Service	2021	2020
Audit fees	$4,172	$3,644
Audit-related fees	645	29
Tax fees	18	33
Total fees	$4,835	$3,706

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s securities offerings as well as other SEC filings, and statutory audits.

Audit-Related Fees. Consists of fees related to employee benefit plans and financial due diligence.

Tax Fees. Consists principally of fees related to tax advice, tax compliance and tax due diligence.

Audit Committee Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the Independent Auditor and has determined, consistent with advice from EY, that the provision of such services has not adversely affected EY’s independence.

PROPOSAL 3: THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

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Audit Committee Report

The Audit Committee is comprised of five independent directors. The Committee operates under a written charter adopted by the Board, which is available on the Governance section of the Company’s Investor Relations website at investor.cdw.com.

Management is responsible for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Independent Auditor is responsible for conducting an independent audit in accordance with generally accepted auditing standards and issuing an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee is responsible for monitoring and oversight of these processes.

As part of its oversight responsibilities, the Audit Committee discusses with, and receives regular status reports from, the Independent Auditor and the head of the Company’s internal audit function (the “Internal Auditor”) on the overall scope and plans for their audits of the Company, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Independent Auditor, with and without management present, and with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, Internal Auditor, General Counsel, Chief Technology Officer and other members of management to discuss, among other things, the items noted below; the results of EY and the Internal Auditor’s audits of the Company; the quality of the financial reporting process; the performance of the Independent Auditor and the Internal Auditor; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.

•	Reviewed and discussed with management and the Independent Auditor, the effectiveness of the Company’s internal control over financial reporting, including management’s report and the Independent Auditor’s attestation report on that topic.

•	Discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Independent Auditor the Independent Auditor’s independence. In considering the independence of the Independent Auditor, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Virginia C. Addicott, Chair
James A. Bell
Anthony R. Foxx
David W. Nelms
Donna F. Zarcone

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PROPOSAL 4

Stockholder Proposal Regarding Shareholder Right to Act by Written Consent

The following proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden (the “Stockholder Proponent”). The Company will promptly provide the address of the Stockholder Proponent and the number of shares owned by the Stockholder Proponent upon request directed to the Company’s Corporate Secretary. This proposal will be voted on at our Annual Meeting if properly presented by the Stockholder Proponent or by a qualified representative on behalf of the Stockholder Proponent. As required by the SEC’s rules, we are presenting the proposal verbatim as it was submitted to us by the Stockholder Proponent. The Company is not responsible for the accuracy or content of the proposal. As described more fully in the statement in opposition, our Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Stockholder Proposal

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes that one shareholder shall be able to perform the ministerial function of asking for a record date.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67% support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

This proposal topic won impressive 85%-support at the 2021 Conagra annual meeting without any special effort by the shareholder proponent.

Please vote yes:

Shareholder Right to Act by Written Consent – Proposal 4

Board of Directors’ Statement in Opposition to the Proposal

The Board is committed to strong corporate governance and responsiveness to the Company’s stockholders. The Board believes in maintaining policies and practices that serve the interests of all stockholders. The Board understands that corporate governance is not static — the Board continually monitors trends and developments in corporate governance and compares and evaluates them against our current practices.

The Board believes that the Company’s existing stockholder rights offer a more transparent and equitable mechanism for stockholders to raise matters for consideration. Based on a careful review of the proposal and the Company’s current governance practices, the Board believes implementation of the proposal is unnecessary and contrary to the best interests of stockholders. For the reasons set forth below, our Board unanimously recommends a vote AGAINST this proposal.

Stockholder meetings offer important protections and advantages that are absent from the written consent process under this proposal.

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The Board strongly believes that the Company’s stockholders are best served when important matters requiring a stockholder vote are the subject of stockholder meetings, which provide stockholders with important protections and procedural safeguards. All stockholders of the Company have the opportunity to participate in stockholder meetings. We also believe that stockholders should have an opportunity for fair discussion and to exchange views with the Board before stockholder action is taken. In contrast, stockholder action by written consent does not provide for an open meeting, advance notice or the opportunity for discussion or debate, enabling a limited group of stockholders to act without the same required transparency to all stockholders.

Some of the protections and advantages of stockholder meetings, which are absent from the written consent process, are as follows:

•	The meeting and the stockholder vote take place in a transparent manner on a specified date that is publicly announced well in advance, giving all stockholders a chance to express their views and cast their votes.

•	The meeting provides stockholders with a forum for open discussion and consideration of the proposed stockholder action.

•	Accurate and complete information about the proposed action is widely distributed in the proxy statement before the meeting.

•	All communications with respect to the proposed stockholder action are governed by SEC rules that require fair disclosure to all stockholders through amendments to a proxy statement and/or public releases of all solicitation material.

•	The Board is able to analyze and provide a recommendation to stockholders with respect to actions proposed to be taken at a stockholder meeting.

A written consent process does not promote transparent decision-making and could disenfranchise stockholders.

Matters that are so important as to require stockholder approval should be communicated in advance so they can be properly considered and voted upon by all stockholders. In contrast, this proposal would allow holders of a simple majority of shares to approve critical actions on their own, without notice to all of the other stockholders or to the Company and without the benefit of enabling all stockholders to consider arguments for and against, express their views, and vote on the matter. This proposal, if adopted, could enable a small group of stockholders (including special interest investors and those who accumulate a short-term voting position through the borrowing of shares), with no fiduciary duties to the other stockholders, to approve their own proposed actions. Accordingly, stockholder action by written consent could be used by an individual stockholder or a group of stockholders—no matter how small of an ownership position they represent—to pursue individual agendas or significant corporate actions that are not in the best interests of all stockholders. This approach would effectively disenfranchise all of those stockholders who do not have, or are not given, the opportunity to participate in the written consent, and who may not be informed about the proposed action until after it has already been taken.

Additionally, the written consent process has the potential to create confusion because multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting. Addressing such actions could impose significant administrative and financial burdens on the Company with no corresponding benefit to stockholders. The Board believes that these possible outcomes are contrary to principles of stockholder democracy, fair and accurate disclosure, and good corporate governance.

Our strong corporate governance practices demonstrate responsiveness, provide stockholders with means to express their views, and ensure Board accountability.

The Company has meaningful stockholder rights in place, including the ability to propose actions for consideration at annual stockholder meetings and nominate directors through proxy access, in accordance with our Bylaws. Our corporate governance practices provide transparency and accountability of the Board to all stockholders of the Company, and demonstrate that the Company is responsive to stockholder concerns:

•	Independent Board Leadership. We currently separate the roles of the Chairman of the Board and CEO. The Chairman of the Board is an independent director as are all of the members of the committees of the Board.

•	Annual Election of Directors. All directors are elected annually. Our Board of Directors and our stockholders approved the phased declassification of our Board in 2018, which was complete in 2021.

•	Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 12 years of service on our Board of Directors, absent special circumstances.

•	Proxy Access for Director Nominations. In 2019, our Board adopted amendments to our Bylaws to implement proxy access. The amendments permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.

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•	Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. In 2016, we adopted a resignation policy that applies if a director fails to receive a majority of the votes cast.

•	No Supermajority Vote Requirements. In 2021, the Board received stockholder approval to eliminate all supermajority voting provisions from our Certificate of Incorporation. Our Certificate of Incorporation and Bylaws may now be amended by the affirmative vote of a majority of the Company’s outstanding common stock.

•	No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

The Board believes that these and other corporate governance practices and policies enable stockholders to act in support of their interests while avoiding the risks associated with stockholder action by written consent, and that implementation of this proposal is not in the best interests of stockholders or the Company. Unlike written consents, taking action at stockholder meetings allows for accurate and complete information about the proposed stockholder action to be widely distributed, ensuring an opportunity for well-informed discussion and consideration of the merits of the proposed action. This proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings.

PROPOSAL 4: THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT.

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Frequently Asked Questions Concerning the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 7, 2022 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 19, 2022, at 7:30 a.m. CDT, in a virtual-only meeting format at www.virtualshareholdermeeting.com/CDW2022, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (1) to elect directors, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to ratify the selection of the Company’s independent registered public accounting firm and (4) upon the stockholder proposal, if properly presented at the Annual Meeting, regarding shareholder right to act by written consent. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm” and “Proposal 4—Stockholder Proposal Regarding Shareholder Right to Act by Written Consent.” The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

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Who can attend the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 23, 2022, or their duly appointed proxies, are invited to attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2022, but you will not be able to vote during the meeting or ask questions.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at InvestorRelations@CDW.com. The stockholder list will also be available during the Annual Meeting on the meeting website.

Online check-in will begin at 7:15 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on our Investor Relations website at investor.cdw.com as soon as practicable after the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting by using the directions on the meeting website. We intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting will be available at www.virtualshareholdermeeting.com/CDW2022.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 23, 2022, are entitled to notice of, and to vote at, the Annual Meeting. As of March 23, 2022, there were 135,057,356 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—Prior to the Annual Meeting, if you received printed copies of the proxy materials, you may use the toll-free telephone number shown on your proxy card;
•	Via the Internet—Prior to the Annual Meeting, you may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;
•	By mail—Prior to the Annual Meeting, you may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or
•	During the meeting—If you attend the virtual Annual Meeting using your 16-digit control number, you may vote during the meeting.

Voting instructions for stockholders of record are provided on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders, allow them to submit their proxies and confirm that their voting instructions have been properly recorded, and allow them to access the virtual Annual Meeting. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Wednesday, May 18, 2022.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

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What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the virtual meeting and vote via webcast, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;
•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or
•	Voting via webcast at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, via webcast or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, whether your broker can vote your shares will depend on the type of item being considered for vote:

•	Non-Discretionary Items. The election of directors, the advisory vote to approve named executive officer compensation and the vote on the stockholder proposal, if properly presented at the Annual Meeting, may not be voted on by your broker if it has not received voting instructions.
•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of ten director nominees named in this proxy statement. A majority of the votes cast at the meeting is required to elect each director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 4: Vote on the stockholder proposal, if properly presented at the Annual Meeting, regarding shareholder right to act by written consent. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve the stockholder proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services.

We also may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Additional Company Information

A copy of our 2021 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

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Stockholder Proposals for the 2023 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 8, 2022, unless the date of our 2023 Annual Meeting is more than 30 days before or after May 19, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2023 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2023 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 19, 2023 nor later than February 18, 2023, unless the date of our 2023 Annual Meeting is more than 30 days before or after May 19, 2023, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2023 Annual Meeting and (2) the date which is 90 days prior to the date of the 2023 Annual Meeting. Such notice must contain the information required by our Bylaws.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than November 8, 2022 and no later than December 8, 2022, unless the date of our 2023 Annual Meeting is more than 30 days before or after May 19, 2023, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2023 Annual Meeting and (2) the date which is 150 days prior to the date of the 2023 Annual Meeting. Such notice must contain the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the virtual meeting via webcast, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel
and Corporate Secretary

April 7, 2022

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Appendix A

Non-GAAP Financial Measure Reconciliations

We have included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP income before income taxes, Non-GAAP net income, Non- GAAP net income per diluted share and Free cash flow for the years ended December 31, 2021 and 2020 below. We have not included a reconciliation of Non-GAAP Net sales because it is equivalent to GAAP Net sales. Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, and acquisition and integration expenses. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP income before income taxes and Non-GAAP net income exclude, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, and the associated tax effects of each. With respect to Non-GAAP net income per diluted share, the numerator is Non-GAAP net income and the denominator is the weighted average number of shares outstanding as adjusted to give effect to dilutive securities. Free cash flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable - inventory financing, and minus financing payments for revenue generating assets. Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share and Free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share, and Free cash flow provide helpful information regarding the underlying operating performance of our business and cash flows, including our ability to meet our future debt service obligations, capital expenditures, and working capital requirements.

Non-GAAP Operating Income

(dollars in millions)	Year Ended December 31,
(unaudited)	2021	2020
Operating income, as reported	$1,419.0	$1,179.2
Amortization of intangibles(a)	94.9	158.1
Equity-based compensation	72.6	42.5
Acquisition and integration expenses	54.3	4.9
Other adjustments	4.6	19.9
Non-GAAP operating income	$1,645.4	$1,404.6
Non-GAAP operating income margin	7.9%	7.6%

\

(a)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.

2022 Proxy Statement	65

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Appendix A

Non-GAAP Net Income

	Year Ended December 31, 2021				Year Ended December 31, 2020
(dollars in millions) (unaudited)	Income before income taxes	Income tax expense(a)	Net income	Effective tax rate	Income before income taxes	Income tax expense(a)	Net income	Effective tax rate
US GAAP, as reported	$1,297.8	$(309.2)	$988.6	23.8%	$1,002.3	$(213.8)	$788.5	21.3%
Amortization of intangibles(b)	94.9	(18.9)	76.0		158.1	(36.8)	121.3
Equity-based compensation	72.6	(42.6)	30.0		42.5	(37.0)	5.5
Acquisition and integration expenses	54.3	(10.4)	43.9		4.9	(1.2)	3.7
Gain on sale of equity method investment	(36.0)	8.5	(27.5)		–	–	–
Net loss on extinguishments of long-term debt	6.0	(1.5)	4.5		27.3	(6.8)	20.5
Other adjustments	4.6	(1.2)	3.4		19.9	(5.0)	14.9
Non-GAAP	$1,494.2	$(375.3)	$1,118.9	25.1%	$1,255.0	$(300.6)	$954.4	24.0%

(a)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation.
(b)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.

Net Income And Non-GAAP Net Income Per Diluted Share

(dollars and shares in millions, except per share amounts)	Year Ended December 31,
(unaudited)	2021	2020	% Change
Net income, as reported	$988.6	$788.5	25.4%
Weighted-average common shares outstanding - Diluted	140.5	144.8
US GAAP Net income per diluted share	$7.04	$5.45	29.2%
Non-GAAP net income	$1,118.9	$954.4	17.2%
Weighted-average common shares outstanding - Diluted	140.5	144.8
Non-GAAP net income per diluted share	$7.97	$6.59	20.9%

Free Cash Flow

(dollars in millions)	Year Ended December 31,
(unaudited)	2021	2020
Net cash provided by operating activities	$784.6	$1,314.3
Capital expenditures	(100.0)	(158.0)
Net change in accounts payable - inventory financing	(161.8)	93.0
Financing payments for revenue generating assets	(46.1)	(18.1)
Free cash flow	$476.7	$1,231.2

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Appendix B

Forward-Looking Statements

This proxy statement includes statements regarding management’s expectations for our future performance and other events that are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results or other events to differ materially from those described in such statements. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in CDW’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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CDW LEADERSHIP

Board of Directors

Virginia C. Addicott

Retired President and Chief Executive Officer,

FedEx Custom Critical

James A. Bell

Retired Executive Vice President,

Corporate President and Chief Financial Officer,

The Boeing Company

Lynda M. Clarizio

Former Executive Vice President, Strategic Initiatives,

The Nielsen Company (US), LLC

Paul J. Finnegan

Co-Chief Executive Officer,

Madison Dearborn Partners, LLC

Anthony R. Foxx

Former United States Secretary of Transportation

Christine A. Leahy

President and Chief Executive Officer,

CDW Corporation

Sanjay Mehrotra

President and Chief Executive Officer,

Micron Technology, Inc.

David W. Nelms

Non-Executive Chairman of the Board,

CDW Corporation;

Retired Chairman and Chief Executive Officer,

Discover Financial Services, Inc.

Joseph R. Swedish

Retired Chairman, President and Chief Executive Officer,

Anthem, Inc.

Donna F. Zarcone

Retired President and Chief Executive Officer,

The Economic Club of Chicago

Executive Committee

Christine A. Leahy

President and Chief Executive Officer

Jill M. Billhorn

Senior Vice President, Corporate Sales

Sona Chawla

Chief Growth and Innovation Officer

Mark C. Chong

Senior Vice President, Integration Lead

Elizabeth H. Connelly

Chief Human Resources Officer and Senior Vice President,

Coworker Services

Christina M. Corley

Chief Commercial and Operating Officer

Andrew J. Eccles

Senior Vice President, Integrated Technology Solutions

Robert F. Kirby

Senior Vice President, Public Sales

Frederick J. Kulevich

Senior Vice President, General Counsel and Corporate Secretary

Albert J. Miralles

Senior Vice President and Chief Financial Officer

Aletha C. Noonan

Senior Vice President, Product and Partner Management

Sanjay Sood

Senior Vice President and Chief Technology Officer

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CDW Corporation
75 Tri-State International
Lincolnshire, IL 60069

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CDW PEOPLE WHO GET IT

CDW CORPORATION
75 TRI-STATE INTERNATIONAL
LINCOLNSHIRE, IL 60069

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDW2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following ten Directors (Term to Expire at 2023 Annual Meeting):

1. Election of Directors

Nominees	For	Against	Abstain
1a. Virginia C. Addicott	☐	☐	☐
1b. James A. Bell	☐	☐	☐
1c. Lynda M. Clarizio	☐	☐	☐
1d. Paul J. Finnegan	☐	☐	☐
1e. Anthony R. Foxx	☐	☐	☐
1f. Christine A. Leahy	☐	☐	☐
1g. Sanjay Mehrotra	☐	☐	☐
1h. David W. Nelms	☐	☐	☐
1i. Joseph R. Swedish	☐	☐	☐
1j. Donna F. Zarcone	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote AGAINST proposal 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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CDW CORPORATION
Annual Meeting of Stockholders
May 19, 2022
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frederick J. Kulevich and Albert J. Miralles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., CDT, on May 19, 2022, to be held virtually at: www.virtualshareholdermeeting.com/CDW2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Continued and to be signed on reverse side

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